Exhibit 2.2


                         UNITED STATE BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS


                                                      NORTHERN DISTRICT OF TEXAS
                                                              ENTERED
                                                      TAWANA C. MARSHALL, CLERK
                                                        THE DATE OF ENTRY IS
                                                        ON THE COURT'S DOCKET




The following constitutes the ruling of the court and has the force and effect therein described.


Signed August 1, 2007                             /s/  Harlin DeWayne Hale
                                                  ------------------------
                                                  United States Bankruptcy Judge






                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION


                                     ss.
In re:                               ss.      Chapter 11
                                     ss.
SENIOR MANAGEMENT SERVICES           ss.      Case No. 07-30230-HDH-11
OF TREEMONT, INC., et al.(1)         ss.      Jointly Administered
                                     ss.
                 Debtors.            ss.



                    ORDER CONFIRMING FIRST AMENDED, MODIFIED
                    CHAPTER 11 PLAN PROPOSED BY THE DEBTORS

-------------------------
(1) The "Debtors" comprise Senior Management Services of Treemont, Inc., Senior Management Services of El Paso Coronado, Inc., Senior Management Services of Gainesville, Inc., Senior Management Services of Palestine, Inc., Senior Management Services of Tyler, Inc., Senior Management Services of El Paso Sunset, Inc., Senior Management Services of Katy, Inc., Senior Management Services of Humble, Inc., Senior Management Services of Doctors at Dallas, Inc., Senior Management Services of Estates at Fort Worth, Inc., Senior Management Services of Normandy at San Antonio, Inc., Senior Management Services of Heritage Oaks at Ballinger, Inc., Senior Management Services of Crane, Inc., Senior Management Services of Kerrville, Inc., Senior Management Services of America Houston, Inc., Senior Management Services of America North Texas, Inc., Senior Management Services of America IV, Inc., Senior Management Services of America III, Inc., Senior Management Services of America II, Inc., Senior Management Services of America, Inc., Serenity Management Services, Inc., Senior Management Services of Shreveport, LLC, Cora Properties of Crane, LP, and Cora Properties of Kerrville, LP.

CONFIRMATION ORDER                                                        Page 1
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

     The Debtors and Debtors in possession have Filed(2) and requested to be confirmed the First Amended, Modified Chapter 11 Plan Proposed by the Debtors, dated August 1, 2007 (the "Modified Plan"), which reflects certain modifications to the First Amended Chapter 11 Plan Proposed by the Debtors, dated June 17, 2007 (the "First Amended Plan"), pursuant to ss. 1127,(3) as well as those modifications announced on the record at the August 1, 2007 Confirmation Hearing (collectively, the "Modifications"). The Modifications are technical and/or do not adversely change the treatment of the Claim of any Creditor or the Interest of any equity security holder that has not accepted and agreed to the Modifications. Accordingly, the Modified Plan is deemed accepted by all Creditors and Interest holders who have previously accepted the First Amended Plan pursuant to Bankruptcy Rule 3019. Given that the changes to the First Amended Plan are technical and/or do not materially and adversely affect the treatment of Claims or Interests, the First Amended Disclosure Statement in Support of Chapter 11 Plan Proposed by the Debtors, dated June 17, 2007 (the "Disclosure Statement"), contains adequate information for such Modifications pursuant to ss. 1125, and the Debtors need not resolicit acceptances of the Modifications by holders of such Claims or Interests.

     On June 18, 2007, the Debtors Filed the Disclosure Statement. The Bankruptcy Court entered an order approving the Disclosure Statement and finding that it contained adequate information under ss. 1125 (the "Disclosure Statement Order") on June 22, 2007. The Disclosure Statement Order provided for copies of
(i) the Plan, (ii) the Disclosure Statement, (iii) a ballot, (iv) the court-approved solicitation letter from the Creditors Committee letter and (v) a copy of

-------------------------
(2) Each term that is capitalized herein and not otherwise defined herein shall have the meaning ascribed to such term in the Modified Plan and, if such term is not defined in the Modified Plan, the Disclosure Statement.
(3) Unless otherwise stated, section references herein are to 11 U.S.C. ss. 101-1532 (2005) (the "Bankruptcy Code").

CONFIRMATION ORDER                                                        Page 2
DALLAS 1815727v5
the order approving the Disclosure Statement (collectively, the "Solicitation Materials") to be sent out by June 26, 2007; (ii) voting on the First Amended Plan by return of ballots to the Debtors by July 25, 2007; (iii) objections to Confirmation of the First Amended Plan to be Filed by July 25, 2007; and (iv) the hearing on Confirmation of the First Amended Plan (the "Confirmation Hearing") to commence on August 1, 2007.

     The Bankruptcy Court commenced the Confirmation Hearing on August 1, 2007. Timely objections to Confirmation of the First Amended Plan were Filed by July 25, 2007. Having reviewed, among other things, (i) the First Amended Plan, (ii) the Modified Plan, (iii) the Disclosure Statement, (iv) the Plan Documents, (v) all objections to Confirmation of the Modified Plan not previously withdrawn,
(vi) the Certification of Michael S. Haynes with Respect to the Tabulation of Votes in Classes 3, 4 and 5 on the First Amended Chapter 11 Plan Proposed by Debtors, dated July 31, 2007 (the "Ballot Certification") Filed by the Debtors certifying voting results and the mailing of the Solicitation Materials, (vii) the Operations Transfer Agreement between certain of the SMSA II Debtors and the Purchaser, and (viii) the Schedule of Assumed Contracts, as supplemented; and having considered the evidence and record of the Confirmation Hearing, including the testimony of the Chief Restructuring Officer and the arguments of counsel; and after due deliberation thereon, the Bankruptcy Court hereby makes the following findings of fact and conclusions of law.(3)

-------------------------
(3)The following paragraphs shall constitute this Court's findings of fact and conclusions of law made at the Confirmation Hearing pursuant to Bankruptcy Rule 7052, which is made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

CONFIRMATION ORDER                                                        Page 3
DALLAS 1815727v5

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW:

     1. Jurisdiction. This Court has jurisdiction over the Debtors and the subject matter of the Confirmation Hearing pursuant to 28 U.S.C. ss.ss. 157(b) and 1334(a). The Confirmation Hearing is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(1) and (2)(L). Venue of the Chapter 11 Cases in this district is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

     2. Solicitation. In accordance with the Disclosure Statement Order and as evidenced by the Ballot Certification, the Debtors caused (i) the Solicitation Materials and (ii) notice of the Confirmation Hearing and the deadlines for voting on, and Filing objections to, the First Amended Plan to be distributed to all known holders of Claims against and Interests in the Debtors. In addition, the Solicitation Materials were distributed timely to former patients and residents who -- though likely not Creditors or Interest holders -- had through prior inadvertence not received earlier notice of the filing of the Chapter 11 Cases. The Debtors also provided notice by publication in several newspapers of the filing of the Chapter 11 Cases, the Debtors' intent to sell substantially all their assets and the date of the Confirmation Hearing and deadline for objections to the Modified Plan. Such actions constitute due, sufficient and adequate notice to all known holders of Claims and Interests of the Modified Plan, the Confirmation Hearing and the deadlines for submitting votes on, and Filing objections to the Confirmation of, the Modified Plan and no other or further notice is required.

     3. Modifications to Plan. The Modifications to the First Amended Plan, including those (i) set forth in the Debtors' Notice of Modifications to First Amended Chapter 11 Plan Proposed by the Debtors and (ii) presented on the record at the Confirmation Hearing, comply in all respects with ss. 1127(a) and, in accordance with Bankruptcy Rule 3019, do not adversely

CONFIRMATION ORDER                                                        Page 4
DALLAS 1815727v5
change the treatment of the Claim of any Creditor or the Interest of any equity security holder who has not accepted in writing such amendments, in that no Creditor who accepted the First Amended Plan, if it knew of the Modifications, would be likely to reconsider its acceptance of the First Amended Plan. The notice of such Modifications was due and adequate under the circumstances of the Chapter 11 Cases and no further notice is required. The Modifications do not require additional disclosure under ss. 1125 or Bankruptcy Rule 9019 or the resolicitation of acceptances or rejections under ss. 1126, nor do they require that the holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Modified Plan.

     4. Separate Plans. The Modified Plan constitutes a separate plan Filed by and on behalf of each Debtor pursuant to ss. 1122(a) and Bankruptcy Rule 3016(a).

     5. Procedures for Voting. As evidenced by the Ballot Certification, the procedures by which ballots for voting on the Modified Plan were received and tabulated were fair, properly conducted and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the local rules of this Court and the Disclosure Statement Order.

     6.  Satisfaction  of  Confirmation  Requirements.  As to each  Debtor,  ss.
1129(a)(1) is satisfied because the Modified Plan complies with all the applicable provisions of the Bankruptcy Code, including, without limitation, the provisions of ss.ss. 1122 and 1123.

     (a) Proper Classification of Claims and Interests. As to each Debtor, ss.ss. 1122(a) and 1123(a)(1) are satisfied because the Modified Plan properly designates separate Classes of Claims and Interests, each of which contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.







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DALLAS 1815727v5

     (b) Specification of Unimpaired Classes. As to each Debtor, ss. 1123(a)(2) is satisfied because the Modified Plan properly designates Classes of Claims and Interests as impaired or unimpaired.

     (c) Specification of Treatment of Impaired Classes. As to each Debtor, ss. 1123(a)(3) is satisfied because the Modified Plan specifies the treatment of each Class of Claims and Interests that is impaired under the Modified Plan, to the extent that the Claims or Interests within such Class are Allowed Claims or Allowed Interests, respectively.

     (d) Equal Treatment Within Classes. As to each Debtor, ss. 1123(a)(4) is satisfied because the Modified Plan provides the same treatment for each Allowed Claim or Allowed Interest within a particular Class unless the holder of a particular Allowed Claim or Allowed Interest has agreed to a less favorable treatment of such Claim or Interest.

     (e) Implementation of Plan. As to each Debtor, ss. 1123(a)(5) is satisfied because the Modified Plan provides adequate means for its implementation, including the sale of the Acquired Assets to the Purchaser.

     (f)  Charter  Provisions.   As  to  each  Debtor,  ss.  1123(a)(6)  is  not
          applicable here because there are no equity securities being issued pursuant to the Modified Plan.

     (g) Selection of Officers and Directors. As to each Debtor, ss. 1123(a)(7) is satisfied because the Modified Plan contains only provisions that are consistent with the interests of holders of Claims and Interests and with public policy with respect to the manner of selection of the Plan Agent and the Trustee. Furthermore, based on the statements of counsel, the Disclosure Statement and First Amended Plan are deemed amended to reflect that William Zimmerman was no longer an officer or director of any of the Debtors, effective May 1, 2007.

     (h) Bankruptcy Rule 3016(a). Rule 3016(a) of the Bankruptcy Rules is satisfied because the Modified Plan is dated and identifies the Entities submitting it.

     7. Debtors' Compliance with the Applicable Provisions of the Bankruptcy Code. As to each Debtor, ss. 1129(a)(2) is satisfied because the Debtors have complied with all applicable provisions of the Bankruptcy Code.

CONFIRMATION ORDER                                                        Page 6
DALLAS 1815727v5

     8. Plan Proposed in Good Faith. As to each Debtor, ss. 1129(a)(3) is satisfied because the Modified Plan was proposed in good faith and not by any means forbidden by law. In determining that the Modified Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Modified Plan. The Chapter 11 Cases was Filed and the Modified Plan was proposed with the legitimate and honest purposes of liquidating the Debtors and providing a fair and equitable Distribution of the Debtors' assets among their various Creditors and Interest holders. Further, the Modified Plan is the product of extensive, good faith, arms' length negotiations among the Debtors, the Creditors Committee and their respective counsel and financial advisors, as well as other parties in interest in the Chapter 11 Cases. The Debtors, the Creditors Committee, the DIP Lender, the Post Confirmation Credit Facility Lender, the Purchaser and the Omega Lessor and their respective counsel and financial advisors acted in good faith in connection with the foregoing.

     9. Resolution of Objections. All objections to Confirmation, to the extent not otherwise withdrawn or resolved as set forth herein, are overruled.

     10. Payment for Services and Expenses. As to each Debtor, ss. 1129(a)(4) is satisfied because, to the extent required by that section, any payment made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Modified Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

     11. Directors, Officers and Insiders. As to each Debtor, ss. 1129(a)(5) is satisfied, to the extent applicable, because the Debtors have disclosed the identity of the Entity that shall

CONFIRMATION ORDER                                                        Page 7
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

serve as Plan Agent and Trustee on and after the Confirmation Date and the Creditors Committee has disclosed the identity of the Entities that shall compose the Executive Committee on and after the Confirmation Date.

     12. No Rate Changes. As to each Debtor, ss. 1129(a)(6) is not applicable because there is no governmental regulatory commission with jurisdiction, after confirmation of the Modified Plan, over rates of the Debtors.

     13. Best Interests of Creditors Test. As to each Debtor, ss. 1129(a)(7) is satisfied. The liquidation analysis contained in Appendix 2 of the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing
(i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) established that each holder of an impaired Claim or Interest either (x) has accepted the Modified Plan or (y) will receive or retain under the Modified Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the corresponding Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

     14. Acceptance by Certain Classes. As set forth in the Ballot Certification, ss. 1129(a)(8)(A) is satisfied as to each Debtor with respect to one or more of Classes 3, 4 and 5, which are Classes of Claims Impaired by the Modified Plan, because such Classes have either accepted the First Amended Plan pursuant to ss. 1126(c), or have no Impaired Creditors, and are deemed to have accepted the Modified Plan pursuant to Bankruptcy Rule 3019. As to each Debtor, ss. 1129(a)(8)(B) is satisfied with respect to Classes 1 and 2 because such Classes are not impaired by the Modified Plan and are therefore conclusively deemed to have accepted the Modified Plan under ss. 1126(f) and Bankruptcy Rule 3019.

CONFIRMATION ORDER                                                        Page 8
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





     15. Best Interests of Non-Accepting Classes. Section 1129(a)(8) has not been satisfied with respect to Classes 6, 7 and 8 for any Debtor and Class 5 for Senior Management Services of El Paso Sunset, Inc. ("SMS Sunset") because these Classes either are deemed not to have accepted the Modified Plan pursuant to ss. 1126(g) or voted to reject the Modified Plan in the case of Class 5 Claims against SMS Sunset. Under the Modified Plan, no holder of a Claim or Interest that is junior to the Claims in Classes 5, 6 or 7 will receive or retain any property under the Modified Plan on account of such junior Claim or Interest, and no holder of an Interest that is junior to the Interests in Class 8 will receive or retain any property under the Modified Plan on account of such junior Interest. As to each Debtor, the Modified Plan therefore satisfies the requirements of ss. 1129(b)(2)(B) with respect to Classes 6 and 7 and ss. 1129(b)(2)(C) with respect to Class 8, and as to SMS Sunset, the Modified Plan further satisfies the requirements of ss. 1129(b)(2)(B) with respect to Class 5. Thus, the Modified Plan may be confirmed as to each Debtor without compliance with ss. 1129(a)(8) with respect to Classes 6, 7 and 8 and as to SMS Sunset without compliance with ss.1129(a)(8) with respect to Class 5; that is, the Modified Plan (i) does not discriminate unfairly against these Classes and (ii) is fair and equitable with respect to these Classes within the meaning of ss. 1129(b). No Creditors in Classes senior to Classes 5, 6, 7 and 8 are receiving more than 100% of the Allowed amount of their respective Claims.

     16. Treatment of Administrative Expenses. As to each Debtor, ss. 1129(a)(9)(A) is satisfied because the Modified Plan provides that (i) there are no Claims of a kind specified in ss. 507(a)(3) and (ii) (a) Allowed Administrative Expenses arising from liabilities incurred in the ordinary course of the Debtors' businesses shall be paid in full or performed by the Debtors, in accordance with their terms and conditions in the ordinary course of business consistent with

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


such past practices and (b) Allowed Administrative Expenses of Professionals arising on or prior to the Effective Date shall be paid upon the Filing of applications for compensation and reimbursement of expenses and allowance by the Bankruptcy Court of the amounts sought in such applications. Applications for allowance and payment of Administrative Expenses that have not been paid, released or otherwise settled, including Administrative Expenses for reimbursement of expenses of the members of the Creditors Committee and Administrative Expenses for compensation or reimbursement of expenses incurred in making a substantial contribution in the Bankruptcy Case pursuant to ss.ss. 503(b)(3) or (4), but excluding (i) Administrative Expenses that are postpetition trade payables not payable in the ordinary course of business until after the Effective Date and (ii) Administrative Expenses for fees and expenses of Professionals, must be filed on or before the thirtieth (30th) day following the Effective Date or forever be barred from doing so.

     17. Treatment of Other Priority Claims. As to each Debtor, ss. 1129(a)(9)(B) is satisfied because the Modified Plan provides that each holder of an Allowed Priority Claim shall be entitled to receive the Allowed amount of such Claim in full in Cash on or as soon as practicable after the later of (i) the Effective Date and (ii) the date that such Claim becomes an Allowed Priority Claim.

     18. Treatment of Priority Tax Claims. As to each Debtor, ss. 1129(a)(9)(C) is satisfied because the Modified Plan provides that, unless otherwise agreed by the holder of an Allowed Priority Tax Claim and the Plan Agent, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim either (i) payment in full in Cash of such Allowed Priority Tax Claim on or as soon as practicable after the later of (a) the Effective Date

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


and (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim; (ii) regular installment payments in Cash, over a period ending not later than five (5) years after the Petition Date, of a total value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claim; or (iii) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Plan Agent, as applicable; provided, such treatment is on more favorable terms to the Debtors than the treatment set forth in clause (ii). Based on the statements of counsel at the Confirmation Hearing, it is anticipated that Allowed Priority Tax Claims will be paid in full in cash on or as soon as practicable after the later of (a) the Effective Date, (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim and (c) the date such Priority Tax Claim comes due in the ordinary course pursuant to the terms of the Operations Transfer Agreement or by operation of law.

     19. Acceptance of at Least One Impaired Class. As to each Debtor, ss. 1129(a)(10) is satisfied because at least one Class of Claims that is impaired under the Modified Plan has accepted the Modified Plan, determined without including any acceptance by an insider. For each Debtor, at least one Impaired Class has accepted the First Amended Plan and, pursuant to Bankruptcy Rule 3019 and this Confirmation Order, are deemed to have accepted the Modified Plan.

     20. Feasibility. As to each Debtor, ss. 1129(a)(11) is satisfied because confirmation of the Modified Plan is not likely to be followed by the need for further financial reorganization or liquidation of any of the Debtors. The evidence proffered or adduced at the Confirmation Hearing (i) was persuasive and credible, (ii) was not controverted by other evidence, and (iii) established that the Debtors have the ability to meet their obligations under the Modified

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Plan. The Bankruptcy Court further finds that the Purchaser will be able to make the payments contemplated under the Modified Plan.

     21. Compromises and Settlement. The Modified Plan contains a compromise and settlement of certain existing and potential disputes regarding Intercompany Claims and related matters (the "Settlement"), the terms of which are set forth more fully in Article II of the Modified Plan. The evidence proffered or adduced at the Confirmation Hearing in support of the proposed Settlement (i) was persuasive and credible, (ii) has not been controverted by other evidence, and
(iii) established that the Settlement is the product of good faith, arms' length negotiation between and among the respective Debtors, in close consultation with the Creditors Committee, represents a reasonable compromise and settlement between and among the various Debtors and is in the best interest of the Debtors' estates and creditors. In support of the proposed Settlement, the Court makes the following findings:

     (a)  The  Debtors'  estimate  total  Allowed  General  Unsecured  Claims of
          approximately   $9,035,345   against   the   SMSA  II   Debtors,   and
          approximately $6,992,138 against the Liquidating Debtors.

     (b) As of the Petition Date, approximately $14,138,558 of the total outstanding indebtedness under the Debtors' prepetition secured credit facility was owed by Liquidating Debtors, versus only approximately $2,125,093 owed by SMSA II Debtors.

     (c) The Debtors' schedules indicate that, based on an analysis of accounts receivable and accounts payable owed between Debtor entities, the Liquidating Debtors owe a net intercompany payable to the SMSA II Debtors in excess of $2,400,000.00.

     (d) Although all Debtors were jointly and severally liable on the prepetition secured credit facility, a significant portion of that indebtedness was satisfied effectively from the cash proceeds of asset belonging solely to two Liquidating Debtors: Cora Properties of Crane, LP and Cora Properties of Kerrville, LP. The balance of that indebtedness -- comprising the outstanding DIP Facility -- will be satisfied through the

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          proceeds  from the sale of the Omega  Lease by the SMSA II  Debtors to the Purchaser.

     (e) Certain Debtors may be able to assert claims and Causes of Action against one another under various theories, including claims for right of contribution, Chapter 5 Causes of Action, substantive consolidation and claims for recovery under the theory of "single business enterprise."

     (f)  Taken   individually,    the   Liquidating   Debtors   are   generally
          administratively   insolvent,   as  demonstrated  in  the  Liquidation
          Analysis contained as Appendix 2 to the Disclosure Statement.

     (g) The Debtors derive some benefit, whether tangible or intangible, in confirming a Plan for all twenty four Debtors, rather than risking the prospect of a "partial" Confirmation that splits the otherwise integrated family of Debtors such that some proceed under Chapter 11 while others convert to Chapter 7.

Moreover, having considered (i) the probability of success in litigation with due consideration for uncertainty in fact and law; (ii) the complexity and likely duration of the litigation, and the expense, inconvenience and delay necessarily attending it; and (iii) all other factors bearing on the wisdom of the Settlement, the Bankruptcy Court finds that the Modified Plan satisfies the requirements of Bankruptcy Rule 9019 and ss. 1123(b)(3) with respect to the Settlement. In addition, the Creditors Committee, by and through its counsel, has reviewed and commented upon the Settlement. Furthermore, the Creditors of the Estate, through their overwhelming support of the Modified Plan, have evidenced their support of the Settlement.

     22. Auction. The Debtors have identified the Qualifying Bid of Diversicare Texas I, LLC, Diversicare Treemont, LLC, Diversicare Doctors, LLC, Diversicare Estates, LLC, Diversicare Katy, LLC, Diversicare Humble, LLC, Diversicare Normandy Terrace, LLC, and Diversicare Ballinger, LLC (collectively, the "Diversicare Parties") as the higher or better offer for the Acquired Assets of the SMSA II Debtors. The terms of this transaction are set forth in the Operations Transfer Agreement. Based on the evidence proffered or adduced at the

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


Confirmation Hearing, the Diversicare Parties' Qualifying Bid comprises the higher or better offer for the purchase of the Acquired Assets. In addition, the Bankruptcy Court makes the following findings of fact and conclusions of law pertaining to the auction and proposed sale of the Acquired Assets to the
Purchaser:

     (a) On July 24, 2007, the Debtors conducted an auction for the sale of the Acquired Assets. The submission of bids and the subsequent auction conducted by the Debtors pursuant to the Bid Procedures, was fair, reasonable and conducted in good faith. A reasonable opportunity was afforded to each bidder in attendance to improve its bid to become a Qualifying Bid.

     (b) The Debtors have complied with all of the Bid Procedures, and requested designation of the Diversicare Parties as the "Successful Bidder" and "Purchaser" for all purposes in the Modified Plan and this Confirmation Order. Accordingly, the Diversicare Parties are hereby determined to be the "Purchaser" for all purposes in the Modified Plan and this Confirmation Order.

     (c) Notice of the auction was provided in conformity with Bankruptcy Rules 2002, 6004, 6006 and this Court's prior orders directing the form and manner of notice to be provided. Sufficient notice of the auction was provided, and such notice was properly served on all required entities, including without limitation all persons claiming any interest in the Assets. No other or further notice of the auction is necessary.

     (d) A reasonable opportunity to object or be heard regarding the auction and proposed sale has been afforded to all interested parties and entities.

     (e) The proposed sale has been duly and validly authorized by all necessary action of the respective Debtors and, subject to the entry of this Confirmation Order, the Debtors have all organizational power and authority necessary to consummate the transactions contemplated by the Successful Bid and the Operations Transfer Agreement. No consents or approvals, other than those expressly contemplated by the Successful Bid, are required for the Debtors to consummate the proposed sale.

     (f) Neither the execution and delivery of the Operations Transfer Agreement, nor the consummation by the Debtors of the transactions contemplated thereby will constitute any violation or breach of or conflict with the organizational or formation documents of the respective Debtors or applicable law.

CONFIRMATION ORDER                                                       Page 14
DALLAS 1815727v5

     (g) Pursuant to ss.ss. 105(a) and 363, sufficient business justification exists for the Sale of the Acquired Assets, and the transactions contemplated by the Successful Bid and the Operations Transfer Agreement are properly authorized under ss.ss. 105 and 363.

     (h) The execution of the Operations Transfer Agreement and any other transaction documents in connection with the Successful Bid and the corresponding proposed sale is in the best interests of the Debtors, their estates and creditors. A copy of the Operations Transfer Agreement executed in connection with the Successful Bid was admitted into evidence at the Confirmation Hearing.

     (i) The Successful Bid and the Operations Transfer Agreement were negotiated, proposed and accepted in good faith from arms' length bargaining positions, and the consideration to be paid pursuant to the terms of Successful Bid constitutes adequate and fair value for the Acquired Assets.

     (j) The applicable Debtors may sell the Acquired Assets free and clear of any and all liens, security interests or encumbrances (except for any lien, security interest or encumbrance permitted or required in the Successful Bid to remain attached to the applicable asset) because either (1) applicable non-bankruptcy law permits such a sale free and clear; (2) the applicable creditors consented to the sale; (3) the aggregate value to be received in consideration of the sale of the applicable asset and assumption, if any, of liabilities by the Purchaser exceeds the value of the liens upon and security interests in the applicable asset; (4) such security interests or liens are the subject of a bona fide dispute; or (5) applicable creditors could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such security interests or liens.

     (k) The transactions contemplated in the Successful Bid are undertaken by the Debtors and the Purchaser at arms' length and in good faith within the meaning of ss.ss. 363(m) and 364(e). The Purchaser is a good faith purchaser under ss. 363(m) in connection with the proposed and the transactions contemplated and authorized by this Confirmation Order, and shall be entitled to the protections afforded to a good faith purchaser thereunder.

     23. Issuance of Plan Shares; Reverse Merger.

     (a) On July 26, 2007, Halter Financial Group, Inc. ("HFG") Filed notice with the Bankruptcy Court of its election to receive Plan Shares in satisfaction of its Allowed Administrative Expense, thereby triggering the provisions of Sections 6.1 through 6.7 of the Modified Plan.

CONFIRMATION ORDER                                                       Page 15
DALLAS 1815727v5

     (b) In light of the sale of the Acquired Assets, all Debtors (excluding Serenity) will be Target Debtors for all purposes under the Modified Plan.

     (c) The Plan Shares issued to HFG and Class 4 General Unsecured Creditors are issued on account of their respective Allowed Claims, and satisfy the criteria of ss. 1145(a), and any recipient of any securities pursuant thereto is not an "underwriter" as defined in ss. 1145(b).

     (d) The Debtors, together with HFG and the Committee, have demonstrated a reasonable probability that reverse mergers or acquisitions which are provided for in the Modified Plan to be secured by the Target Debtors will take place prior to the Consummation of the Plan Date for each entity by demonstrating previous success with such transactions in other bankruptcy and non-bankruptcy contexts.

     (e) For purposes of ss. 1125(c), the proponents of the Modified Plan and HFG, as applicable, have solicited acceptances and rejections of the Modified Plan and otherwise participated in the offering and issuance of securities of the Target Debtors under the Modified Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections of ss. 1125(e).

     (f) Each Target Debtor shall be deemed to have received a discharge pursuant to ss. 1141(d)(1)(A) upon meeting the conditions set forth in the Modified Plan prior to that Debtor's Consummation of the Plan Date.

     24. Payment of Certain Fees. As to each Debtor, ss. 1129(a)(12) is satisfied because, pursuant to Section 5.14 of the Modified Plan, all fees payable under 28 U.S.C. ss. 1930 have been paid or shall be paid on or before the Effective Date.

     25. Continuation of Retirement Benefits. As to each Debtor, ss. 1129(a)(13) is inapplicable because the Debtors have no retirees.

     26. Only One Plan. For each Debtor, the Modified Plan is the only plan of reorganization of the Debtors pending before this Bankruptcy Court or any other court.

     27. No Tax Avoidance. The primary purpose of the Modified Plan is not the avoidance of taxes or the application of Section 5 of the Securities Act of 1933, as amended.

CONFIRMATION ORDER                                                       Page 16
DALLAS 1815727v5

     28. Assumed Executory Contracts and Unexpired Leases; Cure Amounts. Each executory contract and unexpired lease of the Debtors that is listed on the Schedule of Assumed Contracts is being assumed by the Debtors and assigned to the Purchaser pursuant to Section 9.1 of the Modified Plan. For each such contract and lease identified on the Schedule of Assumed Contracts and in the Operations Transfer Agreement, either (i) there have been no defaults under such executory contract or unexpired lease, other than defaults of the nature set forth in ss. 365(b)(2) or (ii) with respect to defaults other than those specified in such Section, the Debtors (a) have cured, or provided adequate assurance that the Debtors will cure, such defaults on or as soon as practicable after the Effective Date, and (b) have compensated, or provided adequate assurance that the Debtors will compensate, on or as soon as practicable after the Effective Date, parties to such executory contracts or unexpired leases for any actual pecuniary loss resulting from such default. The evidence proffered or adduced at the Confirmation Hearing (i) was persuasive and credible, (ii) has not been controverted by other evidence, and (iii) demonstrated that the Purchaser (or its corresponding designees) will be able to perform its obligations under each contract and lease identified on the Schedule of Assumed Contracts and in the Operations Transfer Agreement on and after the Effective Date. To the extent cure amounts remain owing in respect of any of the executory contracts and unexpired leases assumed pursuant to the Modified Plan, such cure amounts shall be those cure amounts previously approved by the Bankruptcy Court There are no "cure" amounts required to be paid by the Debtors or other defaults required to be cured by the Debtors in connection with the assumption of the executory contracts and unexpired leases listed on the Schedule of Assumed Contracts except for the amounts identified for "cure" in the Order Setting Cure Amounts for Executory Contracts and

CONFIRMATION ORDER                                                       Page 17
DALLAS 1815727v5

Unexpired Leases, entered July 25, 2007. In the exercise of their reasonable business judgment, the Debtors have determined to reject all executory contracts and unexpired leases that are not (i) not listed on the Schedule of Assumed Contracts or (ii) otherwise made the subject of a motion to assume and assign such contracts or leases pursuant to ss.365 Filed on or before the Confirmation Date shall be deemed rejected by the corresponding Debtors; provided, however, that the foregoing shall not apply to the assumption and assignment of the Omega Lease, which is dealt with in the following paragraph; and provided further, that the Debtors shall remain in possession of their corporate headquarters at 800 West Arbrook, Arlington, Texas through August 31, 2007.

     29. Rejection of Rosin Leases; Release. In consideration of the agreement by El Paso/Coronado, Inc., Continental HC of Texville, LLC, Palestine Associates Ltd. Co., Continental HC of Tyler, LLC (collectively, the "Rosin Lessors") to waive any and all Claims for damages arising from the rejection of their respective real property leases, on the Effective Date, the Debtors shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date the Rosin Lessors from any and all claims, obligations, suits, judgments, damages, rights, causes of action (including Chapter 5 Causes of Action) and any liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or at any time prior to the Petition Date in any way relating to the Debtors.

     30. Assumption and Assignment of Omega Lease. On the Effective Date, the SMSA II Debtors shall assume and assign to the Purchaser (or its corresponding designees) all of their

CONFIRMATION ORDER Page 18
DALLAS 1815727v5
respective rights and obligations in and to the Omega Lease. As to each applicable Debtor, ss. 365 is satisfied because the proposed assumption and assignment of the Omega Lease complies with all applicable provisions of ss.ss. 365.

     (a) Cure. As to each applicable Debtor, ss. 365(b)(1)(A) is satisfied by the payment of $409,623.04 to the Omega Lessor as set forth in the following table. This amount includes the Omega Lessor's reasonable fees and expenses, including legal fees, but specifically excludes any amount relating to the payment of additional "insurance rent" pursuant to Section 13.2 of the Omega Lease. Pursuant to this Court's rulings in its Order, dated July 19, 2007 (the "Omega Order"), the Debtors are not required to cure any default relating to the payment of such "insurance rent."

--------------------------------------------------------------------------------
 Summary of Omega Cure Costs                                         Amount
--------------------------------------------------------------------------------
Late fees &interest on base rent as of the Petition Date           25,160.33
Late fees charged by Omega on overdue property taxes               15,106.83
Overdue 2006 property taxes (base amount)                         592,492.51
Penalties & interest on 2006 property taxes -                     112,573.58
Legal fees (includes DIP)                                         293,624.79
   less application of security deposit (3)                      (437,399.00)
   less refund of 2007 insurance penalty rent payments           (191,936.00)
                                                                 -----------
Total due                                                        $409,623.04
--------------------------------------------------------------------------------

     (b)  Actual  Pecuniary   Losses.   As  to  each  applicable   Debtor,   ss.
          365(b)(1)(B) is not applicable because, excluding the amounts paid pursuant to the preceding paragraph, the Omega Lessor has incurred no other actual pecuniary losses resulting from defaults under the Omega Lease.

     (c) Adequate Assurance of Future Performance. As to each applicable Debtor, ss.ss. 365(b)(1)(C) and (f)(2)(b) are satisfied. The evidence proffered or adduced at the Confirmation Hearing, (i) was persuasive and credible, (ii) has not been controverted by other evidence, and
          (iii) provided adequate assurance that the Purchaser will be able to perform its obligations under the Omega Lease on and after the Effective Date.

     (d) Deposit or Other Security. As to each applicable Debtor, ss. 365(l) is satisfied by the Purchaser's agreement with the Omega Lessor, as evidenced in the Plan Documents, to provide the Omega Lessor with all Transaction Documents as required under and defined in the Omega Lease and a letter of credit in the amount required to fully fund the deposit required under the Omega Lease. The Omega Lessor's letters of credit securing the Debtors' obligations under the Omega Lease are not property

CONFIRMATION ORDER                                                       Page 19
DALLAS 1815727v5
          of the Estates, and the automatic stay shall not prevent the Omega Lessor from drawing down on any such letter of credit.

     31. Releases and Indemnifications. The provisions of the Modified Plan and other provisions in the Confirmation Order dealing with releases, injunctions and indemnification, including Articles X and XII and Section 7.9 of the Modified Plan, are in the best interests of the Debtors and all Creditors and Interest holders.

     32. Good Faith Solicitation. Based upon the record before the Bankruptcy Court, the Debtors, the Creditors Committee, the Executive Committee, and their respective officers, directors, partners, employees, members, agents, advisors, affiliates, underwriters or investment bankers, and any other professional persons employed by any of them (the "Exculpated Persons") have acted in good faith in connection with and relating to the formulation, negotiation, solicitation, implementation, confirmation and consummation of the Modified Plan, the Disclosure Statement and any Plan Documents, and have acted in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by ss. 1125(e) and the exculpatory and injunctive provisions of the Modified Plan (to the extent provided therein).

     33. Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Section 13.1 of the Modified Plan.
34. Approval of Sale of Acquired Assets. The sale and issuance of the Acquired Assets to the Diversicare Parties, as Purchaser, is hereby approved as being in the best interests of the Debtors, their estates and Creditors. The Operations Transfer Agreement is approved in all respects, and the Debtors are authorized and directed to consummate the transactions contemplated by the Operations Transfer Agreement.

CONFIRMATION ORDER                                                       Page 20
DALLAS 1815727v5

     35. Approval of Terms of Post Confirmation Credit Facility. The terms of the Post Confirmation Credit Facility have been provided to the Court, including without limitation the $2,200,000 maximum principal amount of the facility, the maturity date, the interest rate, the conditions to the facility, the security interests and liens to be granted in connection with the facility, the uses of proceeds of the facility, the covenants of the Debtors and the Plan Agent/Trustee given in connection with the facility, and the collection procedures related to accounts securing the facility. The evidence proffered or adduced at the Confirmation Hearing (i) was persuasive and credible, (ii) was not controverted by other evidence, and (iii) established that obtaining the Post Confirmation Credit Facility was necessary in order to consummate the Modified Plan, that the terms of the Post Confirmation Credit Facility were negotiated at armslength, in good faith, and are reasonable under the circumstances, that credit was not available to the Debtors or the Liquidating Trust on an unsecured basis, that the terms of the Post Confirmation Credit Facility are consistent with the terms of the Modified Plan, that all creditors and parties in interest of the Debtors received adequate and appropriate notice of the transactions contemplated by, and terms of, the Post Confirmation Credit Facility, and that entry of the Post Petition Credit Facility is in the best interests of all parties in interest. Diversicare Leasing Corp is hereby determined to be the Post Confirmation Credit Facility Lender, and the Post Confirmation Credit Facility is authorized under ss.ss. 1123 and 105. Any sums advanced by the Post Confirmation Credit Facility Lender will be extensions of credit in good faith, which should not be overturned regardless of the existence of any appeal of this Confirmation Order.







CONFIRMATION ORDER                                                       Page 21
DALLAS 1815727v5

FINDING THAT THE MODIFIED PLAN IS CONFIRMABLE BASED UPON, AMONG OTHER THINGS, ALL OF THE ABOVE-STATED FINDINGS OF FACT AND CONCLUSIONS OF LAW, AND GOOD CAUSE APPEARING THEREFOR, THE BANKRUPTCY COURT HEREBY ORDERS THAT:

     1. Confirmation. As to each Debtor, the Modified Plan and each of its provisions are hereby confirmed pursuant to ss. 1129.

     2. Provisions of Plan and Order are Nonseverable and Mutually Dependent. The provisions of the Modified Plan and this Confirmation Order, including the findings of facts and conclusions of law set forth herein, are nonseverable and mutually dependent.

     3. Objections Overruled. All objections and responses to, and statements and comments in opposition to, the Modified Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing, or resolved as set forth herein, are hereby expressly overruled in their entirety.

     4. Treatment of Certain Miscellaneous Secured Claims.

     (a) Pursuant to Section 4.3 of the Modified Plan, in satisfaction of its Miscellaneous Secured Claim, DaimlerChrysler Financial Services Americas, L.L.C. shall either (i) be paid in full from the proceeds of the sale of certain vehicles (VIN 1FBSS31L03HA34074, 2B5WB3-5Z22K126450, 2B5W35Z21K554467, 2B5WB35Z32K119412, 2B5WB- 35ZX1K540722,
          1FBSS31LX4HA21270,        1FBSS31L54HA16574,        1FBSS31L34HA21269,
          1FBSS31L44HA28702, 1GD6KD57-987U150569) or (ii) shall receive the vehicles (VIN 3D7MU4-8C54G140113, 134GW5- 8N84C276824,
          1GNEK13Z85R269597) securing such Claim, which vehicles shall be, and hereby is, abandoned by the Debtors pursuant to ss. 554(a), and the automatic stay shall terminate as to such vehicles as of the earlier of the Effective Date or August 10, 2007.

     (b) Pursuant to Section 4.3 of the Modified Plan, in satisfaction of its Miscellaneous Secured Claim, Ford Motor Credit Company LLC shall be paid in full from the proceeds of the sale of certain vehicles (VIN

CONFIRMATION ORDER                                                       Page 22
DALLAS 1815727v5

          1FBSS31L55HB14554, 1FBSS31L55HA91450). A third vehicle (VIN 1FBSS31LX5HA95659) shall not be abandoned, but shall be the subject of a separate motion to terminate the automatic stay pursuant to ss. 362.

     (c) Pursuant to Section 4.3 of the Modified Plan, in satisfaction of its Miscellaneous Secured Claim, Land Rover Capital Group shall receive the vehicle (VIN SALMF13416A228914) securing such Claim, which vehicle shall be, and hereby is, abandoned by the Debtors pursuant to ss.554(a), and the automatic stay shall terminate as to such vehicle as of the earlier of the Effective Date or August 10, 2007.

     (d) Pursuant to Section 4.3 of the Modified Plan, in satisfaction of its Miscellaneous Secured Claim, PlainsCapital Bank shall be paid in full from the proceeds of the sale of Acquired Assets.

     5. Preservation of Certain Recoupment Rights. Notwithstanding anything contained in the Modified Plan or this Confirmation Order to the contrary, nothing herein shall affect the rights of Federal Centers for Medicare and Medicaid Services (CMS) and Texas Medicaid authorities (including the Texas Health & Human Services Commission (HHSC) and the Texas Dept of Aging and Disability Services (DADS) from exercising their rights pursuant to applicable laws, statutes and regulations to impose a "vendor hold" on any/all medicaid funds payable to any/all of Debtor's facilities or former facilities to which a change of ownership (CHOW) is being sought or has been sought and to further exercise their respective rights of recoupment. The Debtors and Plan Agent shall retain their rights to exhaust administrative remedies to contest the dollar amount of any recoupment effectuated or to contest said amounts before the Bankruptcy Court, if the Bankruptcy Court has jurisdiction thereof. HHSC and DADS reserve the right to contest the exercise of the Bankruptcy Court's jurisdiction over any disputed recoupment amount and to argue in favor of having any such matter heard before the administrative tribunal that regularly adjudicates such issues. Nothing in the Modified Plan or


CONFIRMATION ORDER                                                       Page 23
DALLAS 1815727v5
the Confirmation Order shall act as a waiver to compliance with all applicable state laws and regulations regarding the administrative/regulatory change of ownership process.

     6. General Authorizations; Plan Modifications. The Debtors, Plan Agent, the Trustee, the Liquidating Trust, the Creditors Committee, the Executive Committee and their respective directors, officers, agents and attorneys are hereby authorized, empowered and directed, subject to the conditions set forth in the Modified Plan and the right to modify the Modified Plan in accordance with
Section 13.5 of the Modified Plan, to carry out the provisions of the Modified Plan, and to enter into, execute, deliver, file and/or perform the terms of the Plan Documents and any other agreements, instruments and documents related thereto, and any amendments, supplements or modifications to such Plan Documents as may be necessary or appropriate, and to take such other steps and perform such other acts as may be necessary or appropriate to implement and effectuate the Modified Plan, the Plan Documents or this Confirmation Order, and to satisfy all other conditions precedent to the implementation and effectiveness of the Modified Plan and to consummate the Modified Plan.

     7. Plan Documents Approved. The Debtors, the Plan Agent and the Trustee are hereby authorized and directed to take all actions necessary to execute and deliver all Plan Documents issued or entered into pursuant to the Modified Plan, including, without limitation, (i) the Post Confirmation Financing Documents,
(ii) Operations Transfer Agreement, (iii) Trust Agreement, and (iv) any agreement entered into or instrument issued in connection with any of the foregoing or any other Plan Document. Each of the Plan Documents shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with its terms.




CONFIRMATION ORDER                                                       Page 24
DALLAS 1815727v5

     8. Discharge of Claims. Any Post Confirmation Debtor and corresponding Debtor that completes a reverse merger of the type described in Article VI of the Modified Plan and timely files its Certificate of Completion prior to the corresponding Consummation of the Plan Date shall, upon Filing such Certificate of Completion, be discharged from any debt that arose before the Confirmation Date, and any debt of the kind specified in ss.ss. 502(g), 502(h) or 502(i) , whether or not a proof of Claim is Filed or is deemed Filed, whether or not such Claim is an Allowed Claim, and whether or not the holder or such Claim has voted on the Modified Plan.

     9. Binding Effect. As of the Effective Date, the provisions of the Modified Plan and this Confirmation Order shall be binding on, and enforceable by and against, the Debtors, the Plan Agent, the Purchaser, the Creditors Committee, the Executive Committee, the Post Confirmation Credit Facility Lender, the DIP Lender, the Omega Lessor, and all Creditors and Interest holders, including their successors and assigns, whether or not they voted to accept the Modified Plan.

     10. Vesting of Assets. Unless otherwise dealt with under the Modified Plan, the property of each Debtors' Estates, including all property of the estate under ss. 541 and all accounts receivable and Causes of Action belonging to any Debtor, but excluding the Acquired Assets and the Transition Assets, shall vest in the Trustee on the Effective Date for the benefit of the beneficiaries of the Liquidating Trust (such property when vested in the Liquidating Trust, the "Trust Property"). From and after the Effective Date, the Plan Agent and Trustee may operate the Liquidating Trust pursuant to the terms of the Modified Plan and the Trust Agreement, and may use, acquire, pledge and dispose of property free of any restrictions imposed under the Bankruptcy Code. The Plan Agent and Trustee are hereby granted all power



CONFIRMATION ORDER Page 25
DALLAS 1815727v5
and authority to convey, pledge, transfer and assign any and all Trust Property and to take all actions necessary to effectuate same. As of the Effective Date, all Trust Property shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as provided in the Modified Plan. On the Effective Date, the Transition Assets of each Debtor's Estate shall vest in the corresponding Target Debtor.

     11. Authorization to Pay Obligations Under the DIP Facility. The Debtors shall be, and hereby are, authorized and directed, on the Effective Date, to pay in full in Cash to the DIP Lender, Cash in an amount equal to the sum of (i) the principal amount owing under the DIP Facility on the Effective Date, (ii) all interest accruing thereon in accordance with the DIP Facility and (iii) all fees and other charges relating thereto and property due and owing in accordance with the DIP Facility.

     12. Authorization to Take Acts Necessary to Enter into the Post Confirmation Credit Facility. As of the Confirmation Date, the Liquidating Trust and the Plan Agent shall be, and hereby are, authorized and directed to enter into the Post Confirmation Credit Facility, and to take such actions and to perform such acts as may be necessary or appropriate to implement the Post Confirmation Credit Facility, including a Loan and Security Agreement, promissory note, UCC-1 financing statements and all documents, instruments and agreements related thereto and annexes, exhibits and schedules appended thereto, including one or more agreements governing the collection and application of certain accounts and other collateral securing the Post Confirmation Credit Facility (together with the Post Confirmation Credit Facility, the "Post Confirmation Financing Documents"), pursuant to which Diversicare Leasing Corp., an affiliate of the Purchaser (the "Post Confirmation Credit Facility Lender"), shall provide a secured line of



CONFIRMATION ORDER                                                       Page 26
DALLAS 1815727v5
credit to the Liquidating Trust in an amount not to exceed $2,200,000.00 on the terms and conditions set forth in the Post Confirmation Financing Documents, and the obligations thereunder shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms, and shall create the security interests purported to be created thereby. Each of the Debtors, the Liquidating Trust, the Trustee and the Plan Agent shall be, and hereby are, authorized to do or perform all acts, to make, execute and deliver all instruments and documents and to pay all fees, expenses and other amounts required to be paid under the Post Confirmation Credit Facility and that may be required or necessary for the Trustee's performance under the Post Confirmation Financing Documents.

     13. Implementation of Plan. Pursuant to ss. 1142(b), the parties to the Plan Documents, subject to the satisfaction or due waiver of each of the conditions precedent to each such Plan Document and except as otherwise contemplated by Article XI of the Modified Plan, are hereby authorized and directed to execute and deliver the Plan Documents and to take such other actions as shall be necessary to permit the Modified Plan to take effect and be consummated, including, without limitation, (i) the Post Confirmation Financing Documents, (ii) Operations Transfer Agreement, (iii) Trust Agreement, and (iv) any agreement entered into or instrument issued in connection with any of the foregoing or any other Plan Document. The Debtors, the Plan Agent, the Liquidating Trust, the Creditors Committee and the Executive Committee shall have the right, to the fullest extent permitted under ss. 1142, to apply to this Court for an order (a) modifying the effect of any otherwise applicable non-bankruptcy law or (b) directing any Entity to execute and deliver any instrument or to perform any other act necessary to effectuate the Modified Plan, subject to, and as contemplated by, Article XI of the


CONFIRMATION ORDER                                                       Page 27
DALLAS 1815727v5

Modified Plan; provided, however, that (without the consent of the affected party or parties) no such order shall modify or impair any right, title, interest, privilege or remedy expressly provided or reserved for under the Modified Plan or this Confirmation Order.

     14. Compromise and Settlement Agreements. The Debtors, the Liquidating Trust and the Plan Agent are hereby authorized and directed to do or perform all acts, and to make, execute and deliver all instruments and documents that may be required or necessary for their respective performance under the Settlement described in Article II of the Modified Plan.

     15. Approval of Sale of Acquired Assets.

     (a) The sale of the Acquired Assets to the Purchaser is hereby approved on the terms set forth in the Operations Transfer Agreement and the documents to be executed in connection therewith.

     (b) The Successful Bid of the Diversicare Parties is hereby approved as a Qualifying Bid and designated the Successful Bid in all respects, and the proposed sale of the Acquired Assets to the Diversicare Parties as Purchaser under the Modified Plan is hereby approved and authorized pursuant to ss. 363(b).

     (c) The terms of the Successful Bid constitute the higher and better offer for the purchase and sale of the Acquired Assets described therein.

     (d) The applicable Debtors are authorized and empowered to execute, deliver and perform the Operations Transfer Agreement and all other agreements and documents contemplated therein, and to sell and deliver all of their respective rights, title and interests in and to the Acquired Assets to the Purchaser in accordance with the terms and provisions of the Successful Bid.

     (e) Pursuant to ss. 105(a) and 363(f), the sale of the Acquired Assets shall be free and clear of all claims, interests, mortgages, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances or charges of any kind or nature (collectively, the "Liens"), with all such Liens to attach to the proceeds of the sale of the Acquired Assets in the order of their priority, and with the same validity, priority, force and effect which they now have as against the Acquired Assets; provided, however, that nothing contained herein shall be deemed to be an acknowledgement or consent by the Debtors or



CONFIRMATION ORDER                                                       Page 28
DALLAS 1815727v5
          the Committee as to the amount, priority or allowance of any claim or the validity, force and effect, or immunity from avoidance, of any Lien, except to the extent such matters have been previously stipulated to by the Debtors or the Committee or otherwise ordered by the Court.

     (f) Notwithstanding the foregoing, outstanding and unpaid ad valorem property taxes for the 2006 tax year and earlier on both real and personal property being conveyed pursuant to the sale of Acquired Assets will be paid on the Effective Date from the gross proceeds of the sale along with prepetition penalties and interest, if any, as well as postpetition interest if authorized by the Bankruptcy Code (the "Property Taxes"). Notwithstanding any other provision herein, the ad valorem property tax liens for the 2007 tax year are hereby expressly preserved against the corresponding Acquired Assets and shall remain attached to the corresponding Acquired Assets until payment of the 2007 taxes by the Purchaser in the ordinary course.

     (g) Except as set forth herein, upon and after the Effective Date, all persons or entities holding Liens with respect to the Acquired Assets shall be, and they hereby are, forever barred from asserting such Liens against such Acquired Assets or the Purchaser, its successors and assigns.

     (h) The Debtors are authorized and empowered to execute and deliver such documents, take or perform such acts, and do such other things as may be necessary to effectuate the terms of the Successful Bid and the Operations Transfer Agreement, all transactions described therein and this Confirmation Order, including the assumption and assignment of the Omega Lease to the Purchaser.

     (i) This Confirmation Order is and shall be binding upon all filing agents, filing officers, public and private registrars of URL's, domain names and trademarks, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments related to the Acquired Assets.

     (j)  The failure  specifically  to include any particular  provision of the
          Successful Bid or the Operations Transfer Agreement in this Confirmation Order shall not diminish or impair the efficacy of such provision, it being the intent of the Bankruptcy Court that the Successful Bid be approved in its entirety.


CONFIRMATION ORDER                                                       Page 29
DALLAS 1815727v5

     (k) To the extent there is a conflict between the provisions of the Successful Bid, on the one hand, and the Confirmation Order, on the other hand, the provisions of the Confirmation Order shall control.

     (l) None of the Diversicare Parties, nor any affiliate of the Diversicare Parties, is or shall be deemed a successor in interest to any of the Debtors. None of the Diversicare Parties, nor any affiliate of the Diversicare Parties, shall be liable for any liabilities, torts, or other debts of the Debtors, other than any liabilities expressly assumed under the Operations Transfer Agreement. Without in any way limiting the foregoing, none of the Diversicare Parties, nor any affiliate of the Diversicare Parties, shall have any liability or responsibility for any damages arising from any negligent act, tort or act of malpractice occurring before the date of closing of the Operations Transfer Agreement. All creditors and other parties in interest of the Debtors, including residents in any of the facilities operated by the Debtors, are hereby permanently enjoined from pursuing any claim or action against any of the Diversicare Parties for any liability not expressly assumed by the Diversicare Parties under the Operations Transfer Agreement.

     (m) The sale of the Acquired Assets to the Purchaser pursuant to the Successful Bid shall constitute a transfer for reasonably equivalent value and fair consideration under the Bankruptcy Code and the laws of all applicable jurisdictions, including, without limitation, the laws of the State of Texas.

     (n) The Purchaser is hereby granted all of the protections provided to a goodfaith purchaser under ss. 363(m) and a good-faith creditor under ss. 364(e).

     16.  Post  Confirmation  Credit  Facility.  The  Post  Confirmation  Credit
Facility is hereby authorized and approved in all respects. The security interests and Liens granted to secure the obligations to the Post Confirmation Credit Facility Lender under the Post Confirmation Financing Documents shall constitute, as of the Effective Date, legal, valid and duly perfected first-priority liens and security interests in and to the Collateral specified therein (the "Post Confirmation Credit Facility Collateral"), subject only, where applicable, to the permitted Liens and encumbrances specifically consented to by the Post Confirmation Credit Facility Lender in the Post Confirmation Financing Documents. The Post Confirmation Credit


CONFIRMATION ORDER                                                       Page 30
DALLAS 1815727v5

Facility Lender's security interest in the Post Confirmation Credit Facility Collateral shall attached to the Collateral without the necessity of any further action on the part of the lender, the Debtors, the Plan Agent or the Trustee of the Liquidating Trust and shall be perfected by operation of law upon entry of this Confirmation Order. Notwithstanding the foregoing, upon request of the Post Confirmation Credit Facility Lender, the Debtors, the Plan Agent or the Trustee of the Liquidating Trust shall execute and file with the appropriate authorities financing statements to further evidence the lender's security interest in the Post Confirmation Credit Facility Collateral.

     17. Post Confirmation Credit Facility; Priority and Implementation. Notwithstanding anything to the contrary set forth in any other provision of the Modified Plan, the Confirmation Order or any Plan Document, any and all Liens and security interests in the assets comprising the Post Confirmation Credit Facility Collateral granted by the Liquidating Trust to any person or entity other than the Post Confirmation Credit Facility Lender pursuant to the Modified Plan and/or the Confirmation Order or at any time thereafter shall be subject and subordinate in all respects to the Liens and/or security interests in the Post Confirmation Credit Facility Collateral granted to the Post Confirmation Credit Facility Lender pursuant to the Modified Plan, this Confirmation Order and the Plan Documents. The intended parties to the Post Confirmation Financing Documents are hereby authorized to take any such actions as shall be necessary to carry out the intents and purposes of the Post Confirmation Credit Facility, the Modified Plan, the Post Confirmation Financing Documents, this Confirmation Order or any Plan Document. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument furthering an interest in the Post Confirmation




CONFIRMATION ORDER                                                       Page 31
DALLAS 1815727v5

Credit Facility Collateral is to be recorded, is hereby ordered and directed to accept a copy of this Confirmation Order as evidence of the rights, interests and priorities set forth herein.

     18. The Debtors, the Post Confirmation Debtors and any other successors to any of the Debtors, the Plan Agent and the Trustee of the Liquidating Trust are herby authorized and directed to immediately deliver to the Post Confirmation Credit Facility Lender any proceeds received from the Post Confirmation Credit Facility Collateral and to take any and all further action reasonably required to allow the Post Confirmation Credit Facility Lender to realize value on or collect any of the Post Confirmation Credit Collateral, including without limitation providing the Post Confirmation Credit Facility Lender with reasonable access to all books and records related to the Post Confirmation Credit Facility Collateral and conferring with the Post Confirmation Credit Facility Lender prior to compromising or settling any claim of offset or recoupment against any of the Post Confirmation Credit Facility Collateral.

     19. So long as any amount remains due and owing to Post Confirmation Credit Facility Lender on the Post Confirmation Credit Facility, then Trustee/Plan Agent shall make no Distributions to Creditors under the Modified Plan other than those expressly authorized by the Post Confirmation Financing Documents.

     20. Plan Agent. Bridge Associates, LLC ("Bridge") shall be, and hereby is, designated as the Plan Agent effective as of the Confirmation Date, and shall serve as Trustee of the Liquidating Trust. All officers and directors of the Debtors as of the Confirmation Date (except for the Chief Restructuring Officer) shall be, and hereby are, deemed to have resigned as officers and directors of each Debtor as of the Effective Date. The Plan Agent and the Trustee shall each be entitled to reimbursement by the Liquidating Trust of their reasonable and



CONFIRMATION ORDER                                                       Page 32
DALLAS 1815727v5
necessary expenses, including legal fees and expenses, incurred in carrying out their respective duties under the Modified Plan without further motion, application, notice, hearing or other order of the Bankruptcy Court upon approval by a majority of the Executive Committee members. The Trustee shall have all powers enumerated in the Trust Agreement, including the authority to borrow money in its capacity as Trustee for the benefit of the beneficiaries of the Liquidating Trust. The Plan Agent shall make all Distributions as and when provided for under the Modified Plan. The Plan Agent shall serve without bond and shall receive no other fee for its services other than its fees earned as Plan Agent. The Plan Agent and the Trustee have agreed that their respective fees (excluding legal fees and other expenses) on a blended rate will not exceed $250.00 per hour.

     21. Claims Resolution Escrow Account. In lieu of the Claims Resolution Escrow Account described in the First Amended Plan and the Modified Plan, all payments and other Distributions otherwise to have been made from the Claims Resolution Escrow Account shall be paid from the Trust Property.

     22. Executive Committee. Thomas A. Cook, Julie Moore and Carol Scontras shall be, and hereby are, designated as the Executive Committee effective as of the Confirmation Date. The Executive Committee shall be entitled to reimbursement of its reasonable and necessary expenses, including legal fees and expenses, incurred in carrying out its duties under the Modified Plan without further motion, application, notice, hearing or other order of the Bankruptcy Court upon approval by the Plan Agent. Such compensation (including fees and reasonable and necessary expenses) shall be reimbursed from the Liquidation Trust. The Executive Committee shall serve without bond and shall receive no other fee for its services.


CONFIRMATION ORDER                                                       Page 33
DALLAS 1815727v5

     23. Creditors Committee. Except with respect of any appeal of an order in the Chapter 11 Cases, and any matters related to any proposed modification of the Modified Plan, the Creditors Committee shall be discharged on the Effective Date and the members, employees, agents, affiliates, advisors, and representatives shall thereupon be discharged and relieved of all duties and obligations as more fully set forth in Section 10.3 of the Modified Plan.

     24. Deposit Accounts. All accounts (and the contents thereof) shall be, and hereby are, transferred to "Bridge Associates, LLC, as trustee for the SMSA Creditors' Trust." From and after the Confirmation Date, the sole signatories on such accounts shall be Louis E. Robichaux IV and such other persons as designated by the Trustee of the Liquidating Trust.

     25. Disbursements. On the Effective Date and at appropriate intervals thereafter, the Plan Agent shall make the Distributions to holders of Allowed Claims as provided under the terms of the Modified Plan and this Confirmation Order.

     26. Unexpired Leases and Executory Contracts. As provided in, and subject to, Article IX of the Modified Plan, on the Effective Date, all executory contracts and unexpired leases listed both on the Schedule of Assumed Contracts and in the Operations Transfer Agreement shall be, and hereby are, assumed by the corresponding Debtors and assigned to the Purchaser (or its corresponding designee). On the Effective Date, all executory contracts and unexpired leases that are not (i) listed both on the Schedule of Assumed Contracts and in the Operations Transfer Agreement or (ii) otherwise made the subject of a motion to assume and assign such contracts or leases pursuant to ss.365 Filed on or before the Confirmation Date shall be deemed rejected by the corresponding Debtors; provided, however, that the foregoing shall not apply to the assumption and assignment of the Omega Lease, which is dealt with in the




CONFIRMATION ORDER                                                       Page 34
DALLAS 1815727v5
following paragraph; and provided further, that the Debtors shall remain in possession of their corporate headquarters at 800 West Arbrook, Arlington, Texas through August 31, 2007. All executory contracts between any Debtor and PharMerica, Inc. shall be deemed terminated as of 12:01 am on the first day following the Effective Date, unless previously terminated.

     27. Assumption and Assignment of Omega Lease. On the Effective Date, the Omega Lease shall be, and hereby is, assumed by the corresponding Debtors and assigned to the Purchaser (or its corresponding designees). In connection with the assumption and assignment of the Master Lease, the Debtors shall pay to the Omega Lessor the sum of $409,623.04 as a cure of defaults pursuant to ss. 365(b)(1)(A). The assumption and assignment of the Omega Lease to the Purchaser shall be valid and binding regardless of any appeal or reconsideration of the Order entered on July 20, 2007 regarding the obligations of the Debtors under the Omega Lease and irrespective of any other matter that may become before this Court related to the obligations of the Debtors under the Omega Lease.

     28. Issuance of Plan Shares; Reverse Merger.

     (a) As provided in the Modified Plan, other than HFG, Class 4 Claims which are entitled to receive Plan Shares of the Target Debtors issued pursuant to the Modified Plan are hereby enjoined from selling or otherwise trading their claims and are enjoined from selling or otherwise trading the Plan Shares when received until the completion of that Target Debtor's reverse merger or reverse acquisition, as provided for in the Modified Plan. Provided, however, that if, upon the passing of the Consummation of the Plan Date as to a Post Confirmation Debtor, such Post Confirmation Debtor has not completed a transaction which will constitute Consummation of its Plan, then the Plan Shares issued in that Post Confirmation Debtor shall be deemed void and canceled, the injunction issued herein with respect to asserting the claims against that specific Post Confirmation Debtor shall be deemed canceled and the discharge provided under ss. 1141(d)(1) the Modified Plan will not be granted or made effective with respect to that specific Post Confirmation Debtor.



CONFIRMATION ORDER                                                       Page 35
DALLAS 1815727v5

     (b) Timothy P. Halter, as the sole officer and director, or as applicable its sole manager or general partner, of each of the Target Debtors, is hereby authorized to execute any necessary documents to meet the statutory requirements for filing the necessary papers with the states of Texas, Nevada and Delaware to effectuate the terms of the Modified Plan.

     (c) If a Target Debtor, in meeting its requirement to file a certificate of completion of a reverse merger or acquisition with in the time frames required by its Consummation of the Plan Date, as set forth in the Modified Plan, files such certificate after a final decree is entered and this case is closed, then such filing of the required certificate shall be deemed to be an allowed reopening of this case, pursuant to ss. 350(b) and Bankruptcy Rule 5010 that is related to that Target Debtor's discharge and as such no fee will be required for filing the certificate of completion of a reverse merger or acquisition under 28 U.S.C. 1930(b).

     (d) Commencing on the Effective Date, and subject to the terms of the Modified Plan and this Confirmation Order, the Trust and the Target Debtors may deal with these assets and property and conduct their business without any supervision by, or permission from, the Court or the office of the United States Trustee, and free of any restriction imposed on the Debtors by the Bankruptcy Code or by the Court during the Cases.

     29. Professional Compensation and Reimbursement Claims. All Professionals and Creditors' Committee members requesting payment of fees or reimbursement of expenses for services rendered before the Effective Date, including the Plan Agent, shall File and serve on counsel for the Debtors, the Plan Agent, counsel for the Creditors Committee or Executive Committee, as applicable, and the United States Trustee an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date. Any objection to the application of a Professional for payment of fees and reimbursement of expenses must be Filed and served on counsel for the Debtors, the Plan Agent, counsel for the Executive Committee, as applicable, the United States Trustee and the Professional to whose fee application the objection is addressed.



CONFIRMATION ORDER                                                       Page 36
DALLAS 1815727v5

     30. Late-Filed Claims. Unless arising from a Chapter 5 Cause of Action, any new or amended proof of claim Filed after the Confirmation Date shall be of no further force and effect and, as of the Effective Date, shall be deemed Disallowed in full and expunged without any action by the Debtors, the Plan Agent, the Creditors Committee or the Executive Committee.

     31. No Waiver. Neither the entry of this Confirmation Order, the execution of any of the documents required or contemplated hereunder or by the Modified Plan, nor any other action or inaction by the Debtors, the Plan Agent, any Creditor or any other party in interest in the Chapter 11 Cases (including, without limitation, the failure of the Debtors, the Plan Agent, the Creditors Committee and/or the Executive Committee to object to any proof of Claim) shall constitute a waiver, estoppel, res judicata, release, relinquishment, abandonment or any other abrogation of any objection, defense, offset or counterclaim with respect to any Disputed Claim asserted against the Debtors.

     32. Cancellation of Debt Instruments and Securities. On the Effective Date, the DIP Facility, the Old Equity Interests and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating any Debtor to issue, transfer, or sell any shares of Old Equity Interests, shall be canceled and the holders thereof shall have no rights by reason thereof, and such instruments shall evidence no rights, except the right to receive the Distributions, if any, to be made to holders of such instruments under the Modified Plan.

     33. Release of Liens. Except as otherwise provided in the Modified Plan, any Plan Document or the Confirmation Order: (a) each holder of a Miscellaneous Secured Claim, a Secured Claim, or a judgment, including the Omega Lessor and the DIP Lender, shall on the




CONFIRMATION ORDER                                                       Page 37
DALLAS 1815727v5

Effective Date (x) turn over and release to the Plan Agent any and all Collateral that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by one or more Debtors or such Lien shall automatically, and without further action by any Debtor or the Plan Agent, be deemed released, and (y) execute such documents and instruments as the Debtors or the Plan Agent may request to evidence such Claim holder's release of such property or Lien; and (b) on the Effective Date, all right, title and interest in any and all property of each SMSA II Debtor's Estate actually acquired by the Purchaser or retained by the Reorganized Debtors shall revert or be transferred to the Purchaser or the Reorganized Debtors, as applicable, in each case free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. No Distribution hereunder shall be made to or on behalf of any Creditor asserting a Lien on property of a Debtor unless and until such Creditor executes and delivers to applicable Debtor or the Plan Agent such release of Liens or otherwise turns over and releases such Cash, pledge, or other possessory Lien. Any such holder that fails to execute and deliver such release of Liens within thirty (30) days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the holder's Claim is Allowed or Disallowed.

     34. Causes of Action. Pursuant to ss. 1123(b)(3), as of the Effective Date, the Plan Agent is the representative of each Debtor's Estate and shall retain and have the exclusive right to enforce against any Entity any and all Claims and Causes of Action (including Chapter 5



CONFIRMATION ORDER                                                       Page 38
DALLAS 1815727v5

Causes of  Action)  that  otherwise  belong to a Debtor  and  arose  before  the
Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to the Modified Plan or by other order of the Bankruptcy Court entered prior to the Effective Date, shall become assets of the Liquidating Trust. The Plan Agent shall retain and have the exclusive right to enforce, pursue, compromise, settle or waive, in its discretion, all such Claims and Causes of Action. The Causes of Action retained hereby include, without limitation, all Claims and Causes of Action listed on Appendix 3 to the Disclosure Statement.

     35. Counterclaims. The Liquidating Trust shall not be subject to any counterclaims with respect to any Causes of Action constituting Trust Assets, provided however, that Causes of Action constituting Trust Assets will be subject to any set-off rights to the same extent as if the Debtors themselves had pursued the Causes of Action.

     36. Automatic Stay. The automatic stay in effect with respect to the Chapter 11 Cases pursuant to ss. 362(a) shall continue to be in effect until the Effective Date. Upon the occurrence of the Effective Date, the automatic stay shall be dissolved and of no further force or effect, subject to the injunctions provided herein, in the Modified Plan and in the Bankruptcy Code.

     37. Releases. The following releases (which are set forth in Sections 10.1 and 10.2 of the Modified Plan) are approved in their entirety and shall be fully enforceable on and after of the Effective Date.

     (a) Except as otherwise specifically provided by the Modified Plan, the Distributions and rights that are provided in the Modified Plan shall be in complete satisfaction and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
          Date) of (i) all Claims and


CONFIRMATION ORDER                                                       Page 39
DALLAS 1815727v5

          Causes of Action against, liabilities of, liens on, obligations of and Interests in each Debtor and Reorganized Debtor and the assets and properties of each Debtor and Reorganized Debtor, whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through any Debtor or Reorganized Debtor) against, Claims (as defined in ss. 101) against, liabilities (as guarantor of a Claim or otherwise) of, Liens on the direct or indirect assets and properties of, and obligations of successors and assigns of, each Debtor and Reorganized Debtor and its successors and assigns based on the same subject matter as any Claim or Interest or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was Filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on the Modified Plan.

     (b) Each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date every other Debtor and Reorganized Debtor from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, Reorganized Debtor, the Modified Plan or the Chapter 11 Cases, including without limitation, all Intercompany Claims, any and all claims for substantive consolidation with the SMSA II Debtors and any and all claims that the Liquidating Debtors and SMSA II Debtors compose a "single business enterprise."

     (c) Each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date (i) each present officer, director, employee, consultant, financial advisor, attorney, accountant and other representatives of the Debtors, (ii) the Entities serving on the Creditors Committee and, solely in their capacity as members or representatives of the Creditors Committee or the Executive Committee, each consultant, attorney, accountant or other representative or member of the Creditors Committee or Executive Committee, and (iii) the DIP Lender and, solely in its capacity as representatives of the DIP Lender, each of the DIP Lender's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives (the Entities specified in clauses (i) through (iii) are



CONFIRMATION ORDER                                                       Page 40
DALLAS 1815727v5
          referred to collectively as the "Released Parties"; provided, however, that neither Troy Clanton nor William Zimmerman is a Released Party for any purpose herein), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or at any time from the Petition Date through and including the Effective Date in any way relating to any Debtor, Reorganized Debtor, the Chapter 11 Cases or the Modified Plan, except that no Released Party shall be released from acts or omissions which are the result of willful misconduct or fraud.

     (d) Each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date Troy Clanton from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence on or at any time from the Petition Date through and including the Effective Date in any way relating to the Chapter 11 Cases or the Modified Plan, except that Troy Clanton shall not be released from acts or omissions which are the result of willful misconduct or fraud.

     (e) Each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date Troy Clanton from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or at any time prior to the Petition Date in any way relating to the Debtors or the Reorganized Debtors, provided, however, that nothing contained herein shall be deemed or construed to release Troy Clanton from his obligations under the Bankruptcy Court's Order Granting Joint Motion Pursuant to Bankruptcy Rule 9019(a) to Approve Compromise of Controversy with Troy Clanton and Related Parties, entered August 1, 2007.

     (f) Nothing contained in the Modified Plan or this Confirmation Order shall be deemed or construed to release or waive any claim that any third party may have against a non-Debtor as guarantor of a Claim otherwise released, waived, compromised or discharged pursuant to the Modified Plan or the Confirmation Order.



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DALLAS 1815727v5

     38. Injunction. Except as otherwise provided in the Modified Plan or this Confirmation Order, all Entities who have held, hold or may hold Claims against or Interests in a Debtor are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any Debtor, or any property of any such transferee or successor;
(b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any Debtor, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff,


CONFIRMATION ORDER Page 42
DALLAS 1815727v5
subrogation, or recoupment of any kind, directly or indirectly, against any obligation due to any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any Debtor; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Modified Plan. Furthermore, except as otherwise expressly provided in the Modified Plan, for the consideration described in the Modified Plan, as of the Effective Date, all Entities who have held, hold or may hold claims released pursuant to Section 10.1 of the Modified Plan, whether known or unknown, and their respective agents, attorneys and all others acting for or on their behalf, shall be permanently enjoined on and after the Effective Date, with respect to any claim released pursuant to Section 10.1 hereof, from (a) commencing or continuing in any manner, any action or other proceeding of any kind with respect to any claim against any Released Party or Troy Clanton, as applicable, or the property of any of them; (b) seeking the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against any Released Party or the property of any Released Party or Troy Clanton, as applicable; (c) creating, perfecting or enforcing any encumbrance of any kind against any Released Party; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to any Released Party or Troy Clanton, as applicable; and (e) taking any act, in any manner and in any place whatsoever, that does not conform to or comply with provisions of the Modified Plan. In the event that any Entity takes any action that is prohibited by, or is otherwise inconsistent with the provisions of Sections 10.1 or 12.3 of the Modified Plan, then, upon notice to the



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DALLAS 1815727v5

Bankruptcy Court, the action or proceeding in which the claim of such Entity is asserted shall automatically be transferred to the Bankruptcy Court for enforcement of the provisions of Sections 10.1 or 12.3 of the Modified Plan. Nothing contained in the Modified Plan or this Confirmation Order shall be deemed or construed to enjoin any claim that any third party may have against a non-Debtor as guarantor of a Claim otherwise released, waived, compromised or discharged pursuant to the Modified Plan or the Confirmation Order.

     39. Trading Injunction. Except as otherwise provided in the Modified Plan or this Confirmation Order, all Entities who have held, hold or may hold Claims against or Interests in a Debtor are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) transferring any Allowed Class 4 General Unsecured Claim against a Target Debtor from and after the Effective Date, until the Plan Shares as to the Post Confirmation Debtors are issued to holders of Allowed Class 4 General Unsecured Claims and, as applicable, Allowed Class 7 Subordinated Claims; and (b) subsequently transferring any Plan Shares of a Post Confirmation Debtor until such Post Confirmation Debtor has completed its reverse merger or acquisition. Any transfer made in violation of this injunction shall be void and unenforceable in all respects.

     40. Remedy for Violation of Injunction. Should an party violate any of the injunctions set forth in the preceding two paragraphs or in decretal paragraph 15(l), any Debtor or the Plan Agent (or the Purchaser, with respect to a violation of the injunction contained in decretal paragraph 15(l)) may provide written notice of such default to such violating party with copies of such notice to counsel for the Plan Agent and the Executive Committee. If such violation is not cured within ten (10) days from the date of such notice of default, any Debtor or



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DALLAS 1815727v5
the Plan Agent (or the Purchaser, with respect to a violation of the injunction contained in decretal paragraph 15(l)) may present an ex parte order to the Bankruptcy Court setting a day and time when such party violating the relevant injunction must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order. If a party is found in contempt of the Confirmation Order, the Court shall assess the cost of the party proceeding on the show cause order against the defaulting party in an amount not less than $7,500 or such higher amount as may have been actually incurred, designate a party to appear and sign or accept the documents required under the Modified Plan on behalf of the defaulting party, and enter such other order as may be deemed necessary to compel such party's compliance with the Confirmation Order.

     41. Retention of Jurisdiction. Notwithstanding Confirmation of the Modified Plan, this Court retains exclusive jurisdiction over the Chapter 11 Cases pursuant to and for the purposes set forth in (a) ss.ss. 105(a) and 1127, (b)
Article 13.1 of the Modified Plan and (c) for such other purposes as may be necessary or useful to aid in the Confirmation and consummation of the Modified Plan and its implementation.

     42. Binding Effect of Plan Documents. The Plan Documents shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, the security interests purported to be created thereby.

     43. Plan Implementation. All actions contemplated by the Modified Plan are hereby authorized and approved in all respects (subject to the provisions of the Modified Plan and the occurrence of the Effective Date), including, without limitation, all actions contemplated by



CONFIRMATION ORDER                                                       Page 45
DALLAS 1815727v5

Article VI of the Modified Plan. All such actions, and any other actions described in the Modified Plan or this Confirmation Order that would otherwise require the consent or approval of the directors or shareholders of the Debtors shall be deemed to have been consented to or approved and shall be effective under applicable state law and the Bankruptcy Code, without any requirement of prior or further action by the shareholders or directors of the Debtors. The Chief Restructuring Officer, the Plan Agent and the Trustee are authorized and directed to execute and deliver and to perform the terms of the agreements, documents and instruments contemplated by the Modified Plan and the Disclosure Statement in the name of and on behalf of the Debtors and the Liquidating Trust, as applicable.

     44. Termination of Creditors Committee. Except with respect to any appeal of an order in the Chapter 11 Cases, and any matters related to any proposed modification of the Modified Plan, on the Effective Date, the Creditors
Committee shall be dissolved and the members, employees, agents, advisors, affiliates and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with or related to the Chapter 11 Cases. Notwithstanding the foregoing, the Executive Committee (and its counsel) shall continue for the purpose of monitoring the implementation of the Modified Plan, administering the Claims objection and resolution process, monitoring the Distribution process with respect to Class 4, objecting to applications of Professionals for compensation and reimbursement and the pursuit and settlement of Chapter 5 Causes of Action until such time as the Executive Committee deems it appropriate by a majority vote to dissolve itself or all members of the Executive Committee




CONFIRMATION ORDER                                                       Page 46
DALLAS 1815727v5
resign. All reasonable attorney's fees and costs incurred by counsel for the Executive Committee in performing the duties contemplated by the Modified Plan to be performed by the Executive Committee after the Effective Date shall be paid out of the Trust Property.

     45. Exemption from Certain Taxes. Pursuant to ss. 1146(c), (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other Lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Modified Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Modified Plan or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Modified Plan, (d) the consummation of the transactions contemplated by the Operations Transfer Agreement, the Post Confirmation Credit Facility and any other Plan Documents, and (e) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Modified Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such





CONFIRMATION ORDER                                                       Page 47
DALLAS 1815727v5
instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     46. Modification of the Modified Plan. After the entry of the Confirmation Order, the Debtors may upon order of the Bankruptcy Court, alter, amend or modify the Modified Plan in accordance with ss. 1127(b), or remedy any defect or omission or reconcile any inconsistency in the Modified Plan in such manner as may be necessary to carry out the purpose and intent of the Modified Plan. After entry of the Confirmation Order, if the Operations Transfer Agreement is terminated by the SMSA II Debtors due to a breach thereof by the Purchaser, then the SMSA II Debtors shall have the right to alter, amend or modify the Modified Plan or remedy any defect or omission in the Modified Plan.

     47. References to Plan Provisions. The failure to reference or discuss any particular provision of the Modified Plan in this Confirmation Order shall have no effect on the validity, binding effect or enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Modified Plan.

     48. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Modified Plan prior to the Debtors' receipt of written notice of any such order, nor shall such reversal, modification or vacatur of this Confirmation Order affect the validity or enforceability of such act or obligation. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date



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DALLAS 1815727v5
of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Modified Plan and all documents, instruments and agreements related thereto or any amendments or modifications thereto.

     49. Exculpation. The Exculpated Person shall neither have nor incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Modified Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to any Debtor, Reorganized Debtor, Creditor, Interest holder, any other party in interest in the Chapter 11 Cases or any other Entity for actions taken or not taken under the Modified Plan, in connection herewith or with respect thereto, or arising out of their administration of the Modified Plan or the property to be
distributed  under  the  Modified  Plan,  in  good  faith,  including,   without
limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Modified Plan.

     50. Enforceability. Pursuant to ss.ss. 1123(a) and 1142(a), the provisions of this Confirmation Order, the Modified Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

     51. Substantial Consummation. The Modified Plan shall be deemed to be substantially consummated on the Effective Date. The findings of fact and conclusions of law contained herein shall not be binding on any party until the Effective Date. In the event the Effective Date does not occur, the Confirmation Order shall be considered null and void.



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DALLAS 1815727v5

     52. Notice of Entry of Confirmation Order. Pursuant to Bankruptcy Rule 3020(c), on or before ten (10) days after the occurrence of the Effective Date, the Debtors shall serve notice of (i) entry of this Confirmation Order; (ii) the occurrence of the Effective Date; (iii) the deadline established in the Modified Plan for the Filing of Administrative Expenses, including those for Professionals' fees and expenses; (iv) the deadline for Filing rejection damage Claims; (v) the deadline for Filing objections to Claims; and (v) such other matters that the Debtors deem appropriate as provided in Bankruptcy Rule 2002(f) and pursuant to the Modified Plan to all Creditors, Interest holders and other parties in interest, to be sent by first-class mail, postage prepaid, except to such parties who may be served by hand or facsimile or overnight courier, which service is hereby authorized. The foregoing notice shall constitute due and adequate notice of this Confirmation Order within the meaning of such Bankruptcy Rules.

     53. Final Decree. As to each Debtor, as soon as practicable after the Modified Plan has been fully administered pursuant to Bankruptcy Rule 3020, the Plan Agent shall file either an application for a final decree or a post-Confirmation report explaining why an application for final decree is not appropriate. The Plan Agent may seek entry of a final decree as to a Debtor notwithstanding the pendency of the Consummation of the Plan Date as to such Debtor.

     54. Appeal. This Confirmation Order is a final order and is subject to immediate appeal. For good cause shown, neither this Confirmation Order nor the transactions approved herein shall be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g) or 6006(d), and the terms of the Modified Plan and Confirmation Order may be consummated immediately upon entry of the Confirmation Order. Without limiting the foregoing, the Bankruptcy Court expressly orders that the consummation of the closing of the Operations Transfer Agreement and any advances of



CONFIRMATION ORDER                                                       Page 50
DALLAS 1815727v5
money by the Post Confirmation Credit Facility Lender shall be valid and binding regardless of the pendency of any appeal of this Confirmation Order.

     55. Controlling Provisions. In the event and to the extent that any provision of this Confirmation Order is determined to be inconsistent with any provision of the Modified Plan or any Plan Document or the Disclosure Statement, such provision of this Confirmation Order shall control and take precedence. In the event and to the extent that any provision of any Plan Document is determined to be inconsistent with any provision of the Modified Plan or the Disclosure Statement, such provision of such Plan Document shall control and take precedence.


                        # # # # # END OF ORDER # # # # #

Prepared and submitted by:
Deirdre B. Ruckman (# 21196500)
Michael P. Cooley (# 24034388)
GARDERE WYNNE SEWELL LLP
3000 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75201
Telephone: (214) 999-4250
Facsimile: (214) 999-3250

COUNSEL FOR THE DEBTORS



CONFIRMATION ORDER                                                       Page 51
DALLAS 1815727v5

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